SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 13, 2000


                           Packard BioScience Company
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)



               333-24001                                   06-0676652
        (Commission File Number)               (IRS Employer Identification No.)

800 Research Parkway, Meriden, Connecticut                   06450
 (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (203) 238-2351

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Item 7 (a) and (b) on page 2 of the current report on Form 8-K dated October 13, 2000 are amended in their entirety as follows:

a) Financial Statements of Business Acquired. The following pages contain the statement of net assets sold of GSL Lumonics Inc.'s Life Sciences Business, as of June 30, 2000 (unaudited) and December 31, 1999 and 1998 as well as the related statements of net sales, cost of sales and direct operating expenses for the six months ended June 30, 2000 and 1999 (unaudited) and the years ended December 31, 1999 and 1998 and the notes thereto. In addition, the report of GSL Lumonics Inc.'s Life Sciences Business independent auditors, pertaining to the periods ending December 31, 1999 and 1998, is included herein.

                   GSI Lumonics Inc. - Life Sciences Business
                              Financial Statements
                           December 31, 1999 and 1998
                        With Independent Auditors Report


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
GSI Lumonics Inc.

We have audited the accompanying statements of net assets sold of GSI Lumonics Inc.'s Life Sciences Business as of December 31, 1999 and 1998 and the statements of net sales, cost of sales and direct operating expenses for the years then ended. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the accompanying statements were prepared in accordance with the Asset Purchase Agreement between GSI Lumonics Inc. and Packard BioScience Company dated August 19, 2000 and consummated on October 2, 2000 for the sale of GSI Lumonics Inc.'s Life Sciences Business to Packard BioScience Company, and for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the current report on Form 8-K of Packard BioScience Company. These statements are not intended to be a complete presentation of the assets, liabilities, revenue and expenses of GSI Lumonics Inc.'s Life Sciences Business.

In our opinion, these statements present fairly, in all material respects, the net assets sold of GSI Lumonics Inc.'s Life Sciences Business as of December 31, 1999 and 1998 and the net sales, cost of sales and direct operating expenses for the years then ended, pursuant to the Asset Purchase Agreement described in Note 1, in conformity with accounting principles generally accepted in the United States.

                                                               Ernst & Young LLP
                                                           Chartered Accountants

Ottawa, Canada
October 25, 2000




                   GSI Lumonics Inc. - Life Sciences Business
                          Statement of Net Assets Sold
                         [in thousands of U.S. dollars]


                                                            As of                    As of
                                                          June 30,               December 31,
                                                          --------           --------------------
                                                            2000             1999            1998
------------------------------------------------------------------------------------------------------
                                                         [unaudited]
ASSETS
Current
Accounts receivable, less allowance of
  $23 [1999 - $24, 1998 - $16]                            $4,469            $5,027         $1,397
Inventories [note 3]                                       2,396             2,421            900
------------------------------------------------------------------------------------------------------
Total current assets                                       6,865             7,448          2,297
------------------------------------------------------------------------------------------------------

Property, plant and equipment, net of accumulated
  amortization of $244 [1999 - $158, 1998 - $92]             413               207             83
Intangible assets, net of accumulated amortization
  of $207 [1999 - $124, 1998 - $nil] [note 2]                827               910             --
------------------------------------------------------------------------------------------------------
Total assets                                               8,105             8,565          2,380
------------------------------------------------------------------------------------------------------

LIABILITIES
Accounts payable                                             568             1,090             78
Accrued warranty expenses                                    368               240             82
Accrued compensation expenses                                523               483             77
Deferred revenue and other accrued expenses                  469               333            157
------------------------------------------------------------------------------------------------------
Total current liabilities                                  1,928             2,146            394
------------------------------------------------------------------------------------------------------
Commitments and contingencies [note 5]
------------------------------------------------------------------------------------------------------
Net assets sold                                           $6,177            $6,419         $1,986
------------------------------------------------------------------------------------------------------

See accompanying notes






                   GSI Lumonics Inc. - Life Sciences Business
      Statements of Net Sales, Cost of Sales and Direct Operating Expenses
                         [in thousands of U.S. dollars]


                                                Six months                     Year ended
                                              ended June 30,                   December 31,
                                          -----------------------         ----------------------
                                           2000             1999           1999            1998
------------------------------------------------------------------------------------------------------
                                                [unaudited]

Net sales                                 $7,769           $4,453         $13,790         $8,027
Cost of sales                              3,814            2,187           6,091          2,886
------------------------------------------------------------------------------------------------------
Gross profit                               3,955            2,266           7,699          5,141
------------------------------------------------------------------------------------------------------

Direct Operating expense
   Research and development                2,379            1,354           2,973          1,865
   Selling, general and administrative     2,312            1,371           3,021          2,125
   Amortization of technology and
     other intangibles [note 2]               83               41             124             --
   Acquired in-process research and
     development [note 2]                     --            4,100           4,100             --
------------------------------------------------------------------------------------------------------
Total direct operating expenses            4,774            6,866          10,218          3,990
------------------------------------------------------------------------------------------------------
Excess (deficiency) of net sales
  over (under) cost of sales and
  direct operating expenses               $ (819)         $(4,600)        $(2,519)        $1,151
------------------------------------------------------------------------------------------------------

See accompanying notes




1.  BACKGROUND AND BASIS OF PRESENTATION

The accompanying statements have been prepared in accordance with accounting principles generally accepted in the United States for the purpose of presenting the net assets sold of the Life Sciences Business ("Life Sciences") of GSI Lumonics Inc. ("GSI Lumonics") pursuant to the Asset Purchase Agreement (the "Agreement") entered into as of August 19, 2000 and consummated as of October 2, 2000 ("Closing Date") between GSI Lumonics and Packard BioScience Company (the "Buyer") and its net sales, cost of sales and direct operating expenses. Pursuant to the Agreement, GSI Lumonics sold to the Buyer certain assets including accounts receivable, inventories, property, plant and equipment and intangible assets for proceeds of $40,000,000 cash and 4,571,429 shares of the Buyer's common stock. The Buyer is to also assume certain liabilities pursuant to the Agreement.

Life Sciences was a separately managed product line in the GSI Lumonics' Billerica facility, Massachusetts. Life Sciences manufactures laser-based microarray scanners and related analytical software used to read and interpret gene expression experiments. Major customers for these products include universities, research laboratories, and Government agencies. The business' principal markets are in the United States, Japan and Germany.

Historically, GSI Lumonics did not maintain Life Sciences as a separate business unit and external financial statements have not been prepared. Therefore, the accompanying statements are derived from the historical accounting records of Life Sciences and present the net assets sold as of June 30, 2000, December 31, 1999 and 1998, and the statement of net sales, cost of sales and direct operating expenses for the six months ended June 30, 2000 and 1999 and for the years ended December 31, 1999 and 1998. A statement of cash flows is not presented as Life Sciences did not maintain a cash balance, all cash flow activities were funded by GSI Lumonics and a statement of cash flows is not prepared at this reporting level. These statements are not intended to be a complete presentation of Life Sciences' financial position, results of operations and cash flows. The historical operating results may not be indicative of the results of operations of Life Sciences going forward due to changes in the business by the Buyer and the omission of various indirect operating expenses.

The statements of net sales, cost of sales and direct operating expenses include all revenues and expenses directly attributable to Life Sciences products. Cost of sales includes material cost, direct labor and an allocation of factory overhead. Direct operating expenses consist principally of research and development, selling, general and administrative expenses, amortization and in-process research and development costs. Some selling, general and administrative expenses have been allocated to Life Sciences on various bases, including the basis of relative sales of Life Sciences to other sales of GSI Lumonics, personnel and estimated time spent on Life Sciences. The statements do not include corporate general and administrative expenses, interest, income taxes or any other corporate expense allocations. Since Life Sciences was not a separate business unit, GSI Lumonics had never segregated indirect operating cost information relative to Life Sciences for external financial reporting purposes. Accordingly, it is not practical to isolate or allocate such indirect operating costs to Life Sciences. In the opinion of management of Life Sciences, such allocations are reasonable.

The interim financial information at June 30, 2000 and for the six months ended June 30, 2000 and 1999 is unaudited but includes all adjustments and accruals which management considers necessary for a fair presentation of the net assets sold of Life Sciences at such date and the net sales, cost of sales and direct operating expenses for the six month periods presented. The results for interim periods are not necessarily indicative of results to be expected for the year or any future periods.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates -

The preparation of these statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the audit report date, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories -

Inventories, which include materials and conversion costs, are stated at the lower of cost (primarily first-in, first-out) or market.

Financial instruments -

Financial instruments include accounts receivable,  accounts payable and accrued
liabilities.   The  carrying  values  of  the  business'  financial  instruments approximate their fair value.

Fixed assets -

Fixed assets are stated at cost. The declining-balance and straight-line methods determine depreciation over the estimated useful lives of the assets, generally 3 to 10 years. Depreciation expense, included in selling, general and administration expenses on the statement of net sales, cost of sales and direct operating expenses, for the six-month periods ended June 30, 2000 and 1999 and for the years ended December 31, 1999 and 1998 was $86,000, $26,000, $66,000 and
$48,000, respectively.

Intangibles -

On March 22, 1999, GSI Lumonics completed a merger of equals with General Scanning Inc., Watertown, Massachusetts, a leading manufacturer of laser systems and components. The merger transaction was accounted for as a purchase. The aggregate purchase price was allocated to General Scanning's net identifiable assets, based on estimated fair values, including the net assets of Life Sciences Business as follows:

1. Acquired technology of $624,000 results from an allocation of an appraisal of General Scanning intangible assets and is being amortized on a straight line basis over its useful life of 60 months;
2. Assembled workforce of $268,000 results from an allocation of an appraisal of General Scanning intangible assets and is being amortized on a straight line basis over a 10 year period;
3. Trademark and trade name of $142,000 results from an allocation of an appraisal of General Scanning intangible assets and is being amortized on a straight line basis over a 10 year period;

Acquired in-process research and development of $4,100,000 arising on the acquisition charged against income in 1999 results from an allocation of an appraisal of General Scanning intangible assets.

Revenue recognition -

Revenue is generally recognized at the time of shipment or when services are provided. Estimated potential product liability and warranty costs are accrued, based on the Company's experience, when revenue is recognized.

Foreign currency translation -

Assets and liabilities of foreign operations are translated from foreign currencies into U.S. dollars at the exchange rate in effect at the period-end. Revenues and expenses are translated at the average exchange rate in effect for the period. Foreign exchange gains or losses are recorded in the corporate ledger at GSI Lumonics and, as such, no segregation of these items is presented for product line foreign currency statements. As the foreign exchange gains and losses are not tracked on a product line basis and are not as a result of direct expenses incurred for the product line, they are not presented in the statement of net sales, cost of sales and direct operating expenses.

Stock based compensation -

The Life Sciences Group has elected to continue to apply APB 25 in accounting for its stock option plans, valuing the compensation expense using the intrinsic value method (note 10).

Recent pronouncements -

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin (the "SAB") No.101, Revenue Recognition in Financial Statements, which was amended in March 2000 by SAB 101A, and in June 2000 by SAB 101B. The SAB summarizes certain of the SEC staff views in applying generally accepted accounting principles to revenue recognition in financial statements. This SAB is effective beginning the fourth fiscal quarter of fiscal 2000. We believe this bulletin will not have a significant impact on our reported sales.


3.  INVENTORIES

Inventories consist of the following:

                                                    June 30,         December 31,        December 31,
                                                      2000               1999                1998
------------------------------------------------------------------------------------------------------

Raw materials                                        $1,918            $2,027                $603
Work-in-process                                          75                --                 173
Finished goods                                          403               394                 124
------------------------------------------------------------------------------------------------------
Total inventories                                    $2,396            $2,421                $900
------------------------------------------------------------------------------------------------------


4.  PROPERTY, PLANT AND EQUIPMENT

                                                    June 30,         December 31,        December 31,
                                                      2000               1999                1998
------------------------------------------------------------------------------------------------------

Cost:
Machinery and equipment                                $388              $315                $142
Leasehold improvements                                   19                17                  --
Furniture and fixtures                                  155                --                  --
Software                                                 87                33                  33
Tooling                                                   8                --                  --
------------------------------------------------------------------------------------------------------
Total cost                                              657               365                 175
Accumulated depreciation                               (244)             (158)                (92)
------------------------------------------------------------------------------------------------------
Net property, plant and equipment                      $413              $207                $ 83
------------------------------------------------------------------------------------------------------




5.  COMMITMENTS AND CONTINGENCIES

Legal proceedings and disputes -

GSI Lumonics Inv. V. BioDiscovery Inc. On December 10, 1999, GSI Lumonics filed suit in the United States District Court for the District of Massachusetts seeking a declaration that its QuantArray Microarray Analysis Software does not infringe any copyright owned by BioDiscovery, Inc. or its president. BioDiscovery, Inc. is a manufacturer of microarray quantification software under the name ImaGene(C). On December 21, 1999, BioDiscovery's president responded to GSI Lumonics' action for declaratory judgment by filing a separate suit in the United States District Court for the Southern District of California, alleging that GSI Lumonics reverse engineered his software, and also sued for copyright infringement. In the Massachusetts action, the court denied BioDiscovery's president's motion to dismiss and scheduled a trial for May 2000. In April 2000, shortly before the trial was scheduled to begin, BioDiscovery's president abandoned his copyright infringement claim and consented to the entry of a default judgment in favor of GSI Lumonics. In the California action the court, in September 2000, allowed a motion by GSI Lumonics to dismiss BioDiscovery's president's complaint insofar as it alleged any reverse engineering, reverse compiling or copying of ImaGene(C). The Company believes the remaining California claims are without merit.

Risks and uncertainties -

At June 30, 2000 one customer represented 17% of accounts receivable [December 31, 1999-16%; December 31, 1998-nil]. Sales to this customer for the six months ended June 30, 2000 represented 16% of total sales [six months ended June 30, 1999-18%; year ended December 31, 1999-14%; year ended December 31, 1998-nil]. Credit risk, with respect to trade receivables, is minimized because of the diversification of the business' sales and its growing customer base worldwide.

6.  TRANSITION SERVICES AGREEMENT

GSI Lumonics and the Buyer entered into a Transition Services Agreement whereby GSI Lumonics agreed to provide certain administrative and transitional services to the Buyer for an agreed price until March 31, 2001.

7.  SUBLEASE AGREEMENT

On the Closing Date, GSI Lumonics and the Buyer entered into a Sublease Agreement whereby GSI Lumonics has agreed to lease premises to the Buyer, for an agreed price, until June 30, 2001.

8.  RELATED PARTY TRANSACTIONS

Life Sciences recorded purchases from other product lines of GSI Lumonics during the six month period ended June 30, 2000 of $301,000, [for the year ended December 31, 1999-$321,000; 1998-$180,000] at amounts and terms approximately equivalent to third party transactions. Transactions with other divisions of GSI Lumonics are at a normal trade terms.

9.  SEGMENT INFORMATION

Life Sciences manufactures laser-based microarray scanners and related analytical software used to read and interpret gene expression experiments. Major customers for these products include universities, research laboratories, and Government agencies. The business' principal markets are in the United States, Japan and Germany. Life Sciences has one reportable segment.

Geographic segment information -

Life Sciences attributes revenues to geographic areas on the basis of the customer location. Long-lived assets are attributed to geographic areas in which Company assets reside and all such assets reside in the United States.

                                               Six months                      Year ended
                                              ended June 30,                   December 31,
                                           2000             1999           1999            1998
------------------------------------------------------------------------------------------------------

Revenues from external customers:
   North America                          $4,093           $2,987          $8,342         $7,095
   Europe                                  1,674              509           2,062            208
   Japan                                   2,002              957           3,386            724
------------------------------------------------------------------------------------------------------
Total                                     $7,769           $4,453         $13,790         $8,027
------------------------------------------------------------------------------------------------------


10. SUBSEQUENT EVENT

Employee compensation -

Employees of GSI Lumonics who are being transferred to the Buyer participated in share option plans depending on their original date of employment. The first plan dated 1992 involved General Scanning employees, the second dated 1995 was for GSI Lumonics employees. Employees transferred to the Buyer may have options under both plans, depending on the date of employment and options granted.

GSI Lumonics accelerated the vesting of the options for all employees that were being transferred to the Buyer in the purchase and sale agreement [note 1]. This arrangement allows all options outstanding for the employees as of October 1, 2000 to vest immediately. Each employee will then have thirty days for options granted under the 1992 plan and sixty days for options granted under the 1995 plan to exercise these options.

As at September 30, 2000, Life Science employees held accelerated, unvested options entitling them to acquire 50,124 at a weighted average exercise price of $6.25 per share and the business will incur incremental stock based compensation of $514,000.

                            -----------------------

b) Pro Forma Financial Information. The following pages contain the unaudited pro forma statement of net assets of Packard BioScience Company and GSI Lumonics Inc.'s Life Sciences Business as of June 30, 2000 and the unaudited consolidated statements of income (loss) of Packard BioScience Company and GSI Lumonics Inc.'s Life Sciences Business for the six months ended June 30, 2000 and for the year ended December 31, 1999.

The following unaudited pro forma statements of net assets and statements of income (loss) of Packard BioScience Company (the "Company") and GSI Lumonics Inc.'s Life Sciences Business ("GSLI") were prepared to illustrate the estimated effects of the acquisition by the Company of GSLI on the statement of net assets as of June 30, 2000 and on the statements of income (loss) during the six months ended June 30, 2000 and the year ended December 31, 1999. The pro forma statements do not purport to represent what the Company's financial position or results of operations would have been if the acquisition in fact had occurred on the dates or at the beginning of the periods indicated or to project the Company's financial position or results of operations for any future date or period.

The pro forma adjustments are based upon available information and upon a valuation performed, including the value assigned to acquired in-process research and development, that the Company believes are reasonable in the circumstances. The pro forma statements and accompanying notes should be read in conjunction with the respective historical financial statements of the Company (included in its 1999 Annual Report on Form 10-K) and GSLI, including the notes thereto, included elsewhere in this Form 8-K/A.




                           Packard Bioscience Company
                   Unaudited Pro Forma Statement of Net Assets
                               As of June 30, 2000
                             (Dollars in thousands)

                                                             Historical      Historical        Pro Forma       Pro Forma
                                                              Packard           GSLI          Adjustments       Packard
                                                           -----------------------------------------------------------------
ASSETS
Cash and cash equivalents                                      $46,565             $0          ($21,700)         $24,865
Accounts receivables, net                                       46,185          4,469                  0          50,654
Inventories, net                                                35,147          2,396                  0          37,543
Deferred income taxes                                            5,332              0                  0           5,332
Other current assets                                             7,317              0                  0           7,317
                                                           ---------------  -------------    --------------  ---------------
     Total Current Assets                                      140,546          6,865           (21,700)         125,711
                                                           ---------------  -------------    --------------  ---------------

Property, plant and equipment, at cost                          54,365            657              (244)          54,778
Less: Accumulated depreciation                                (23,342)          (244)                244        (23,342)
                                                           ---------------  -------------    --------------  ---------------
                                                                31,023            413                  0          31,436
                                                           ---------------  -------------    --------------  ---------------

Goodwill, net                                                   42,489              0             90,479         132,968
Deferred financing costs, net                                    4,646              0                  0           4,646
Other assets                                                    10,581            827              (827)          10,581
                                                           ---------------  -------------    --------------  ---------------
                                                                57,716            827             89,652         148,195
                                                           ---------------  -------------    --------------  ---------------
                                                              $229,285         $8,105            $67,952        $305,342
                                                           ===============  =============    ==============  ===============

LIABILITIES
Notes payable                                                   $4,313             $0                 $0          $4,313
Current portion of long-term debt                                  817              0                  0             817
Accounts payable and accrued liabilities                        34,092          1,459                  0          35,551
Deferred income                                                 14,066            469                  0          14,535
                                                           ---------------  -------------    --------------  ---------------
                                                                53,288          1,928                  0          55,216
                                                           ---------------  -------------    --------------  ---------------
Long-term debt, less current portion                           154,551              0             20,000         174,551
                                                           ---------------  -------------    --------------  ---------------
Deferred income taxes                                            4,880              0            (4,235)             645
                                                           ---------------  -------------    --------------  ---------------
Other noncurrent liabilities                                     3,490              0                  0           3,490
                                                           ---------------  -------------    --------------  ---------------
Minority interest in equity of subsidiaries                      2,367              0                  0           2,367
                                                           ---------------  -------------    --------------  ---------------
Commitments and contingencies

Net assets                                                      10,709          6,177             52,187          69,073
                                                           ---------------  -------------    --------------  ---------------
                                                              $229,285         $8,105            $67,952        $305,342
                                                           ===============  =============    ==============  ===============

              The accompanying notes are an integral part of these
                   unaudited pro forma financial statements.






                           Packard Bioscience Company
                 Unaudited Pro Forma Statement of Income (Loss)
                     For The Six Months Ended June 30, 2000
                             (Dollars in thousands)

                                                          Historical        Historical       Pro Forma         Pro Forma
                                                            Packard            GSLI          Adjustments        Packard
                                                        -------------------------------------------------------------------

Net sales                                                   $122,956          $7,769               $0          $130,725

Cost of sales                                                 62,281           3,814                0            66,095
                                                         --------------    -------------    -------------    --------------

Gross profit                                                  60,675           3,955                0            64,630

Research and development costs                                17,572           2,379                0            19,951

Selling, general and administrative costs                     40,559           2,312            2,262            45,133

Amortization of technology and other intangibles                   0              83             (83)                 0
                                                                                            -------------
                                                         --------------    -------------                     --------------

Income (loss) from operations                                  2,544           (819)            2,179             (454)

Interest expense, net                                        (9,916)               0          (1,400)          (11,316)

Foreign exchange transaction gains                               131               0                0               131
                                                         --------------    -------------    -------------    --------------

Loss before income taxes, minority interest
  and extraordinary items                                    (7,241)           (819)          (3,579)          (11,639)

Benefit from income taxes                                      2,535               0            1,807             4,312

Minority interest in income of subsidiaries                     (66)               0                0              (66)
                                                         --------------    -------------    -------------    --------------

Loss before extraordinary items                              (4,772)           (819)          (1,772)           (7,363)

Extraordinary items, net of income taxes                         567               0                0               567
                                                         --------------    -------------    -------------    --------------

Net loss                                                    ($4,205)          ($819)         ($1,772)          ($6,796)
                                                         ==============    =============    =============    ==============

Weighted average shares outstanding                                                                              57,626
                                                                                                             ==============

Basic and diluted loss per share                                                                                ($0.12)
                                                                                                             ==============

              The accompanying notes are an integral part of these
                   unaudited pro forma financial statements.






                           Packard Bioscience Company
                 Unaudited Pro Forma Statement of Income (Loss)
                      For The Year Ended December 31, 1999
                             (Dollars in thousands)

                                                          Historical        Historical       Pro Forma         Pro Forma
                                                            Packard            GSLI          Adjustments        Packard
                                                         ------------------------------------------------------------------

Net sales                                                   $264,892          $13,790              $0          $278,682

Cost of sales                                                143,652            6,091               0           149,743
                                                         --------------    -------------    -------------    --------------

Gross profit                                                 121,240            7,699               0           128,939

Research and development costs                                30,109            2,973               0            33,082

Selling, general and administrative costs                     62,151            3,021           4,524            69,696

Amortization of technology and other intangibles                   0              124           (124)                 0

Write-off of acquired in-process research
  and development                                                  0            4,100         (4,100)                 0
                                                         --------------    -------------    -------------    --------------

Income (loss) from operations                                 28,980          (2,519)           (300)            26,161

Interest expense, net                                       (22,679)                0         (2,800)          (25,479)

Foreign exchange transaction gains                               683                0               0               683
                                                         --------------    -------------    -------------    --------------

Income before income taxes and minority interest               6,984          (2,519)         (3,100)             1,365

Provision for (benefit from) income taxes                    (7,436)                0           2,501           (4,935)

Minority interest in loss of subsidiaries                        254                0               0               254
                                                         --------------    -------------    -------------    --------------

Net loss                                                      ($198)         ($2,519)          ($599)          ($3,316)
                                                         ==============    =============    =============    ==============

Weighted average shares outstanding                                                                              50,375
                                                                                                             ==============

Basic and diluted loss per share                                                                                ($0.07)
                                                                                                             ==============

              The accompanying notes are an integral part of these
                   unaudited pro forma financial statements.




                           Packard BioScience Company
              Notes to Pro Forma Consolidated Financial Statements



Note 1.  Basis of Presentation

The pro forma information presented is theoretical in nature and not necessarily indicative of future consolidated results of operations of Packard BioScience Company (the "Company") or the consolidated results of operations which would have resulted had the Company acquired a certain net assets of GSI Lumonics Inc.'s Life Sciences Business ("GSLI") during the periods presented. The pro forma consolidated financial statements reflect the effects of the GSLI acquisition, assuming that the acquisition and related events occurred as of January 1, 1999, for purposes of the unaudited pro forma statements of income
(loss) for the six months ended June 30, 2000, and the year ended December 31, 1999, and as of June 30, 2000, for purposes of the unaudited pro forma statement of net assets as of June 30, 2000.

The historical Packard financial information included in the accompanying pro forma financial statements was taken from the Company's previously filed Form 10-Q for the period ended June 30, 2000, and its Form 10-K for the year ended December 31, 1999. The historical GSLI information is included elsewhere herein.

The historical GSLI statements of income (loss) include all revenues and expenses directly attributable to GSLI's products. Cost of sales includes material cost, direct labor and an allocation of factory overhead. Some selling, general and administrative expenses have been allocated to GSLI on various bases, including the basis of relative sales of GSLI to other sales of GSI Lumonics Inc., personnel and estimated time spent on GSLI. The statements do not include corporate general and administrative expenses, interest, income taxes or any other corporate expense allocations. Since GSLI was not a separate business unit, GSI Lumonics Inc. had never segregated indirect operating cost information relative to GSLI for external financial reporting purposes. Accordingly, it is not practical to isolate or allocate such indirect operating costs to GSLI. In the opinion of management of GSLI, such allocations are reasonable.

Note 2.  Pro Forma Adjustments

o    The purchase price of GSLI consisted of the following (in thousands):

         Cash                                 $ 40,000
         Company common stock                   66,299
         Legal and other fees                    1,700
         Total consideration                  $107,929

     The Company issued 4,571,429 shares of common stock to GSLI in connection with the acquisition. The value assigned to the stock was determined in accordance with generally accepted accounting principles.

o The purchase price was allocated based upon an independent appraisal as follows:

         Tangible net assets                  $  5,350
         In-process research and
           development                          12,100
         Goodwill                               90,479
         Total                                $107,929

     The Company will write-off the value assigned to the acquired in-process research and development in the fourth quarter of 2000 as it had not reached technological feasibility as of the date acquired. This write-off is not reflected in the accompanying pro forma statements of income (loss) as it is nonrecurring in nature.

o Borrowings required to fund the cash portion of the acquisition are reflected in the accompanying pro forma financial statements along with interest expense thereon and the related income tax effect. In addition, the use of available cash to fund a portion of the cash requirement is reflected in the pro forma financial statements along with a corresponding reduction in interest income thereon and the related income tax effect.

o Historical non-recurring items included in the GSLI financial statements have been eliminated from the pro forma financial information.

o The effect of the acquisition on pro forma income taxes is reflected in the accompanying financial statements, including the impact of the difference in value assigned to goodwill for income tax purposes versus financial reporting purposes.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                                      Packard BioScience Company
                                  ----------------------------------------------
                                                                    (Registrant)


                                                          By /s/ Emery G. Olcott
                                  ----------------------------------------------
                                                                 Emery G. Olcott
                                                       Chairman of the Board and
                                                         Chief Executive Officer


                                                            By /s/ Ben D. Kaplan
                                  ----------------------------------------------
                                                                   Ben D. Kaplan
                                      Vice President and Chief Financial Officer


                                                            By /s/ David M. Dean
                                  ----------------------------------------------
                                                                   David M. Dean
                                                            Corporate Controller


Date:  November 13, 2000

                   INDEX TO FINANCIAL STATEMENTS AND EXHIBITS


EXHIBIT NO.          DESCRIPTION
-----------          -----------

    23               Consent of Independent Chartered Accountants